JOINT FILING AGREEMENT

     The undersigned hereby agree, pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, to file a joint statement on
Schedule 13D and amendments thereto pertaining to their beneficial ownership of shares of RSL Communications, Ltd.

     This agreement may be terminated for any reason by any party hereto immediately upon the personal delivery or facsimile transmission of notice to that effect to the other parties hereto.

     This agreement may be executed in any number of counterparts, each of which constitutes an original, but all of which together constitute one instrument.

     Dated: January 5, 2001


                                              RONALD S. LAUDER


                                              /s/ Ronald S. Lauder
                                              -----------------------------


                                              RSL CAPITAL LLC


                                              By /s/ Ronald S. Lauder
                                                 --------------------------
                                                 Name: Ronald S. Lauder
                                                 Title: Sole Member


                                              RSL INVESTMENTS CORPORATION


                                              By /s/ Ronald S. Lauder
                                                 --------------------------
                                                 Name: Ronald S. Lauder
                                                 Title: Chairman